Exhibit 10.1

EMPLOYEE MATTERS AGREEMENT

BY AND BETWEEN

CARDINAL HEALTH, INC.

AND

CAREFUSION CORPORATION

DATED AS OF

AUGUST 31, 2009

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (the “Agreement”), dated as of August 31, 2009 is by and between Cardinal Health, Inc., an Ohio corporation (“Cardinal Health”), and CareFusion Corporation, a Delaware corporation (“CareFusion”, and together with Cardinal Health, each a “Party” and collectively, the “Parties”).

WHEREAS, the board of directors of Cardinal Health has determined that it is in the best interests of Cardinal Health and its shareholders to create a new publicly traded company which shall operate the CareFusion Business (as such term is defined herein);

WHEREAS, in furtherance of the foregoing, Cardinal Health and CareFusion have entered into a Separation Agreement, dated as of July 22, 2009 (the “Separation Agreement”), and have entered or will enter into other Transaction Documents that will govern certain matters relating to the Distribution and the relationship of Cardinal Health, CareFusion and their respective Affiliates prior to and following the Distribution Date; and

WHEREAS, pursuant to the Separation Agreement, Cardinal Health and CareFusion have agreed to enter into this Agreement for the purpose of allocating assets, liabilities and responsibilities with respect to certain human resources, employee compensation and benefits matters between them to the extent not provided in, or varying from, the Separation Agreement.

NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The following terms shall have the following meanings:

1.1.1 “Adjusted Cardinal Health Option” has the meaning ascribed thereto in Section 6.1(b) of this Agreement.

1.1.2 “Adjusted Cardinal Health Option Price” has the meaning ascribed thereto in Section 6.1(b) of this Agreement.

1.1.3 “Adjusted CareFusion Option Price” has the meaning ascribed thereto in Section 6.1(c) of this Agreement.

1.1.4 “Affiliate” (including, with a correlative meaning, “affiliated”) means, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. It is expressly agreed that, from and after the Effective Time and for purposes of this Agreement and the other Transaction Documents, no member of the CareFusion Group shall be deemed to be an Affiliate of any member of the Cardinal Health Group, and no member of the Cardinal Health Group shall be deemed to be an Affiliate of any member of the CareFusion Group.

1.1.5 “Agreement” has the meaning ascribed thereto in the preamble to this Agreement.

1.1.6 “Assets” shall have the meaning ascribed thereto in the Separation Agreement.

1.1.7 “Benefit Plan” means, with respect to an entity, each plan, program, arrangement, agreement or commitment that is an employment, consulting, non-competition or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation rights, restricted stock, other equity-based compensation, severance pay, salary continuation, life, health, hospitalization, sick leave, vacation pay, paid time-off, disability or accident insurance plan, corporate-owned or key-man life insurance or other employee benefit plan, program, arrangement, agreement or commitment, including any “employee benefit plan” (as defined in Section 3(3) of ERISA), sponsored or maintained by such entity (or to which such entity contributes or is required to contribute).

1.1.8 “Cardinal Health 401(k) Plan” means the Cardinal Health 401(k) Savings Plan.

1.1.9 “Cardinal Health Annual Bonus Plan” has the meaning ascribed thereto in Section 7.1(a) of this Agreement.

1.1.10 “Cardinal Health Arrangement” has the meaning ascribed thereto in Section 5.8 of this Agreement.

1.1.11 “Cardinal Health Benefit Plan” means any Benefit Plan sponsored, maintained or contributed to by Cardinal Health or any of its Affiliates.

1.1.12 “Cardinal Health Business” means (i) (A) the businesses and operations conducted prior to the Effective Time by any member of the Cardinal Health Group that are not included in the CareFusion Business and (B) the businesses set forth on Schedule 1.1(a) of the Separation Agreement and (ii) the Cardinal Health Former Businesses.

1.1.13 “Cardinal Health Canadian Capital Accumulation Plans” shall have the meaning ascribed thereto in Section 4.2(b) of this Agreement.

1.1.14 “Cardinal Health Committee” means the Human Resources and Compensation Committee of the Board of Directors of Cardinal Health.

1.1.15 “Cardinal Health Common Share” shall mean a common share, without par value, of Cardinal Health.

1.1.16 “Cardinal Health DC Plan” has the meaning ascribed thereto in Section 7.2(a) of this Agreement.

1.1.17 “Cardinal Health Director” means a current or former member of the Board of Directors of Cardinal Health, excluding any CareFusion Director.

1.1.18 “Cardinal Health Equity Plans” means, collectively, (i) the Cardinal Health 2005 Long-Term Incentive Plan (including the underlying Long-Term Incentive Cash Program for Fiscal Years 2008-2010 and Long-Term Incentive Cash Program for Fiscal Years 2009-2011), (ii) the Cardinal Health Equity Incentive Plan, (iii) the Cardinal Health Broadly-based Equity Incentive Plan, (iv) the Cardinal Health Outside Directors Equity Incentive Plan, (v) the Cardinal Health 2007 Nonemployee Directors Equity Plan, (vi) Alaris Medical Systems, Inc. 1996 Stock Option Plan, (vii) Alaris Medical Systems, Inc. 2004 Stock Incentive Plan, (viii) Allegiance Corporation 1996 Incentive Compensation Program, (ix) Bindley Western Industries, Inc. 2000 Stock Option and Incentive Plan, (x) Bindley Western Industries, Inc. 1993 Stock Option and Incentive Plan, (xi) Bindley Western Industries, Inc. 1998 Stock Option and Incentive Plan, (xii) Central Pharmacy Services, Inc. 1993 Stock Option Plan, (xiii) Syncor International Corporation 2000 Master Stock Incentive Plan, (xiv) Syncor International Corporation New Employee Stock Option Plan, (xv) Syncor International Corporation 1990 Master Stock Incentive Plan, (xvi) Syncor International Corporation Universal Performance Equity Participation

Plan, (xvii) VIASYS Healthcare, Inc. Equity Incentive Plan, and any other stock option or stock incentive compensation plan or arrangement for Employees of Cardinal Health or any of its Affiliates, in all cases, as amended.

1.1.19 “Cardinal Health Former Businesses” means the Former Businesses set forth on Schedule 1.1(b) of the Separation Agreement and any Former Business (other than the CareFusion Business or the CareFusion Former Businesses) that, at the time of sale, conveyance, assignment, transfer, disposition, divestiture (in whole or in part) or discontinuation, abandonment, completion or termination of the operations, activities or production thereof, was primarily managed by or associated with the Cardinal Health Business as then conducted.

1.1.20 “Cardinal Health Group” means Cardinal Health and each Person (other than any member of the CareFusion Group) that is an Affiliate of Cardinal Health immediately after the Effective Time.

1.1.21 “Cardinal Health Group Benefit Plan” has the meaning ascribed thereto in Section 5.1(a) of this Agreement.

1.1.22 “Cardinal Health Group Employee” means any Employee of Cardinal Health or any of its Affiliates who, as of July 1, 2009, is an Employee of the Cardinal Health Business or is employed by a member of the Cardinal Health Group, including any such Employee who is on an approved leave at such time other than long-term disability leave, except as otherwise required by applicable local Laws; provided, however, that any such Employee who transfers from employment in the Cardinal Health Business or with a member of the Cardinal Health Group to the CareFusion Business or a member of the CareFusion Group during the period beginning on July 1, 2009 and ending at the Effective Time shall be a CareFusion Group Employee from and after such transfer (and not a Cardinal Health Group Employee from and after such transfer). For the avoidance of doubt, Employees of the CareFusion Business located in the U.S. who are on long-term disability leave as of July 1, 2009 shall not be Cardinal Health Group Employees.

1.1.23 “Cardinal Health LTIP” shall mean the Cardinal Health 2005 Long-Term Incentive Plan, as amended and restated as of November 5, 2008 (including the underlying Long-Term Incentive Cash Program for Fiscal Years 2008-2010 and Long-Term Incentive Cash Program for Fiscal Years 2009-2011).

1.1.24 “Cardinal Health Option” means an option to purchase Cardinal Health Common Shares granted pursuant to one of the Cardinal Health Equity Plans.

1.1.25 “Cardinal Health Participant” means any Employee of Cardinal Health or one of its Affiliates who is an Employee of the Cardinal Health Business or a Former Employee and who is, at any time prior to, on, or after the Effective Time, a participant in the applicable Cardinal Health Benefit Plan or is a beneficiary, dependent or alternate payee of such a participant.

1.1.26 “Cardinal Health Restricted Share” means a Cardinal Health Common Share granted by Cardinal Health or one of its Affiliates pursuant to one of the Cardinal Health Equity Plans that is subject to a vesting requirement that has not been satisfied at the Effective Time.

1.1.27 “Cardinal Health Restricted Share Unit” means a unit granted by Cardinal Health or one of its Affiliates pursuant to one of the Cardinal Health Equity Plans representing a general unsecured promise by Cardinal Health or one of its Affiliates to deliver a Cardinal Health Common Share and/or dividend equivalents, if applicable, after the Effective Time.

1.1.28 “Cardinal Health Severance Benefits Program” has the meaning ascribed thereto in Section 7.3(a)(i) of this Agreement.

1.1.29 “CareFusion” has the meaning ascribed thereto in the preamble to this Agreement.

1.1.30 “CareFusion 401(k) Plan” has the meaning ascribed thereto in Section 4.1(a) of this Agreement.

1.1.31 “CareFusion Annual Bonus Plan” has the meaning ascribed thereto in Section 7.1(a) of this Agreement.

1.1.32 “CareFusion Arrangement” has the meaning ascribed thereto in Section 5.8 of this Agreement.

1.1.33 “CareFusion Benefit Plan” means any Benefit Plan sponsored, maintained or contributed to by a member of the CareFusion Group after the Effective Time, but excluding the Cardinal Health Group Benefit Plan.

1.1.34 “CareFusion Business” means (i) the businesses and operations conducted prior to the Effective Time by any member of the CareFusion Group, but excluding those businesses set forth on Schedule 1.1(a) of the Separation Agreement, (ii) any other businesses or operations conducted primarily through the use of the CareFusion Assets, (iii) the businesses and operations set forth on Schedule 1.1(c) of the Separation Agreement and (iv) the CareFusion Former Businesses.

1.1.35 “CareFusion Canadian Capital Accumulation Plans” shall have the meaning ascribed thereto in Section 4.2(b) of this Agreement.

1.1.36 “CareFusion Canadian Participants” has the meaning ascribed thereto in Section 4.2(b) of this Agreement.

1.1.37 “CareFusion Common Stock” shall mean a share of common stock, par value $0.01 per share, of CareFusion.

1.1.38 “CareFusion DC Plan” has the meaning ascribed thereto in Section 7.2(a) of this Agreement.

1.1.39 “CareFusion Director” means a member of the Board of Directors of CareFusion as of the Effective Time, who is no longer a member of the Board of Directors of Cardinal Health as of the Effective Time.

1.1.40 “CareFusion Equity Plan” has the meaning ascribed thereto in Section 6.5(a) of this Agreement.

1.1.41 “CareFusion Former Businesses” means the Former Businesses set forth on Schedule 1.1(g) of the Separation Agreement and any Former Business that, at the time of sale, conveyance, assignment, transfer, disposition, divestiture (in whole or in part) or discontinuation, abandonment, completion or termination of the operations, activities or production thereof, was primarily managed by or associated with the CareFusion Business (including the businesses and operations set forth on Schedule 1.1(c) of the Separation Agreement) as then conducted.

1.1.42 “CareFusion Group” means CareFusion, each Subsidiary of CareFusion immediately after the Effective Time and each other Person that is controlled directly or indirectly by CareFusion immediately after the Effective Time.

1.1.43 “CareFusion Group Employee” means any Employee of Cardinal Health or any of its Affiliates who, as of July 1, 2009, is an Employee of the CareFusion Business or is employed by a member of the CareFusion Group, including any such Employee who is on an approved leave at such time other than long-term disability leave, except as otherwise required by applicable local Laws; provided, however, that any such Employee who transfers from employment in the CareFusion Business or with a member of the CareFusion Group to the Cardinal Health Business or a member of the Cardinal Health Group during the period beginning on July 1, 2009 and ending at the Effective Time shall be a Cardinal Health Group Employee from and after such transfer (and not a CareFusion Group Employee from and after such transfer). For the avoidance of doubt, Employees of the CareFusion Business located in the U.S. who are on long-term disability leave as of July 1, 2009 shall not be CareFusion Group Employees.

1.1.44 “CareFusion Option” has the meaning ascribed thereto in Section 6.1(a) of this Agreement.

1.1.45 “CareFusion Option Price” has the meaning ascribed thereto in Section 6.1(a) of this Agreement.

1.1.46 “CareFusion Participant” means any Employee of the CareFusion Business or of a member of the CareFusion Group who was, prior to the Effective Time, a participant in the applicable Cardinal Health Benefit Plan or is, after the Effective Time, a participant in a CareFusion Benefit Plan, or is a beneficiary, dependent or alternate payee of such a participant.

1.1.47 “CareFusion Ratio” has the meaning ascribed thereto in Section 6.1(a) of this Agreement.

1.1.48 “CareFusion Restricted Share” means a share of CareFusion Common Stock granted by CareFusion that is subject to a vesting requirement, which share is issued pursuant to one of the CareFusion Equity Plans as an adjustment to or replacement for an award of Cardinal Health Restricted Shares in connection with the Distribution.

1.1.49 “CareFusion Restricted Share Unit” shall mean a unit granted by CareFusion representing a general unsecured promise by CareFusion to deliver a share of CareFusion Common Stock or dividend equivalents, if applicable, that is subject to a vesting requirement, which unit is issued pursuant to one of the CareFusion Equity Plans as an adjustment to or replacement for an award of Cardinal Health Restricted Share Units in connection with the Distribution.

1.1.50 “CareFusion SAR” has the meaning ascribed thereto in Section 6.1(a) of this Agreement.

1.1.51 “CareFusion Stock Fund” means an investment alternative under an individual account retirement plan maintained by a member of either the Cardinal Health Group or the CareFusion Group that holds, or is deemed to hold, CareFusion Common Stock.

1.1.52 “CareFusion Stock Price” means the price per share at which CareFusion Common Stock first trades on the NYSE immediately following the Effective Time.

1.1.53 “CHAPP” means the Cardinal Health Acquired Pensions Plan.

1.1.54 “CHAPP Transfer Date” has the meaning ascribed thereto in Section 3.1(a) of this Agreement.

1.1.55 “COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and Sections 601 through 608 of ERISA, and any similar state group health plan continuation Law, together with all regulations and proposed regulations promulgated thereunder, including any amendments or other modifications of such Laws and regulations that may be made from time to time.

1.1.56 “Code” means the U.S. Internal Revenue Code of 1986, as amended.

1.1.57 “Competitive Business” has the meaning ascribed thereto in Section 7.3(b) of this Agreement.

1.1.58 “Distribution” shall mean the distribution to the holders of the issued and outstanding Cardinal Health Common Shares as of the close of business on the Record Date, by means of a pro rata distribution, of the issued and outstanding shares of CareFusion Common Stock, on the basis of one-half ( 1/2) share of CareFusion Common Stock for every one (1) Cardinal Health Common Share.

1.1.59 “Distribution Date” means August 31, 2009, or such other time as determined by Cardinal Health in accordance with Section 3.3 of the Separation Agreement.

1.1.60 “DOL” means the U.S. Department of Labor.

1.1.61 “Effective Time” means the time at which the Distribution occurs on the Distribution Date, which shall be deemed to be 11:59 p.m., New York City Time, on the Distribution Date.

1.1.62 “Employee” means any individual who is a full or part-time common law employee of the applicable entity.

1.1.63 “Employer” has the meaning ascribed thereto in Section 7.3(b) of this Agreement.

1.1.64 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.1.65 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made.

1.1.66 “Force Majeure” has the meaning ascribed thereto in the Separation Agreement.

1.1.67 “Foreign Cardinal Health Benefit Participants” has the meaning ascribed thereto in Section 4.2(a) of this Agreement.

1.1.68 “Foreign Cardinal Health Benefit Plan” means a Cardinal Health Benefit Plan which is maintained or contributed to by a member of the Cardinal Health Group located outside of the U.S., and not by any member of the Cardinal Health Group located in the U.S.

1.1.69 “Foreign Cardinal Health Group Employee” means a Cardinal Health Group Employee who, as of July 1, 2009, is an Employee of the Cardinal Health Business located outside of the U.S. or is employed by a member of the Cardinal Health Group located outside of the U.S., including any such Employee who is on approved leave of absence at such time (including without limitation, long-term disability leave).

1.1.70 “Foreign Cardinal Health Welfare Participant” has the meaning ascribed thereto in Section 5.3(a) of this Agreement.

1.1.71 “Foreign Cardinal Health Welfare Plan” means a Foreign Cardinal Health Benefit Plan that is a Welfare Plan.

1.1.72 “Foreign CareFusion Benefit Participants” has the meaning ascribed thereto in Section 4.2(a) of this Agreement.

1.1.73 “Foreign CareFusion Benefit Plan” means a Benefit Plan which is maintained or contributed to by a member of the CareFusion Group located outside of the U.S., and not by any member of the CareFusion Group located in the U.S.

1.1.74 “Foreign CareFusion Group Employee” means a CareFusion Group Employee who, as of July 1, 2009, is an Employee of the CareFusion Business located outside of the U.S. or is employed by a member of the CareFusion Group located outside of the U.S., including any such Employee who is on approved leave of absence at such time (including without limitation, long-term disability leave).

1.1.75 “Foreign CareFusion Welfare Participant” has the meaning ascribed thereto in Section 5.3(a) of this Agreement.

1.1.76 “Foreign CareFusion Welfare Plan” means a Foreign CareFusion Benefit Plan that is a Welfare Plan.

1.1.77 “Former Business” means any corporation, partnership, entity, division, business unit or business, including any business within the meaning of Rule 11-01(d) of Regulation S-X (in each case, including any assets and liabilities comprising the same) that has been sold, conveyed, assigned, transferred or otherwise disposed of or divested (in whole or in part) to a Person that is not a member of the Cardinal Health Group or the CareFusion Group or the operations, activities or production of which has been discontinued, abandoned, completed or otherwise terminated (in whole or in part), in each case, prior to the Effective Time.

1.1.78 “Former Employee” means any former Employee of Cardinal Health or an Affiliate, as of immediately prior to the Effective Time, whether having last been employed in the Cardinal Health Business or the CareFusion Business, including retired, deferred vested, non-vested and other inactive terminated Employees. For clarification purposes, former Employees who are on long-term disability leave as of the Effective Time and who were either employed in the Cardinal Health Business or the CareFusion Business located in the U.S. prior to being on long-term disability leave, shall be considered Former Employees for purposes of this Agreement.

1.1.79 “FY 2008-2010 Cash Program” has the meaning ascribed thereto in Section 6.4(a) of this Agreement.

1.1.80 “FY 2009-2011 Cash Program” has the meaning ascribed thereto in Section 6.4(b) of this Agreement.

1.1.81 “Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

1.1.82 “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

1.1.83 “Information” has the meaning ascribed thereto in the Separation Agreement.

1.1.84 “Law” means any national, supranational, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any income tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

1.1.85 “Liabilities” shall have the meaning ascribed thereto in the Separation Agreement.

1.1.86 “Parties” has the meaning ascribed thereto in the preamble to this Agreement.

1.1.87 “PBGC” means the Pension Benefit Guaranty Corporation.

1.1.88 “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, Governmental Authority or other entity.

1.1.89 “Post-Distribution Cardinal Health Option” has the meaning ascribed thereto in Section 6.1(a) of this Agreement.

1.1.90 “Post-Distribution Cardinal Health Option Price” has the meaning ascribed thereto in Section 6.1(a) of this Agreement.

1.1.91 “Post-Distribution Cardinal Health SAR” has the meaning ascribed thereto in Section 6.1(a) of this Agreement.

1.1.92 “Post-Distribution Cardinal Health Share Price” means the price per share at which Cardinal Health Common Shares first trade on the NYSE immediately following the Effective Time.

1.1.93 “Pre-Distribution Cardinal Health Option Price” means the exercise price of a Cardinal Health Option prior to the Effective Time, as set forth in the applicable option agreement.

1.1.94 “Pre-Distribution Cardinal Health Share Price” means the price per share at which Cardinal Health Common Shares trading “regular way” last trade on the NYSE immediately prior to the Effective Time.

1.1.95 “Record Date” means August 25, 2009.

1.1.96 “Released Parties” has the meaning ascribed thereto in Section 7.3(b) of this Agreement.

1.1.97 “SEC” means the Securities and Exchange Commission.

1.1.98 “Separated Employee” has the meaning ascribed thereto in Section 7.3(b) of this Agreement.

1.1.99 “Separation Agreement” has the meaning ascribed thereto in the recitals to this Agreement.

1.1.100 “Subsidiary” or “subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such Person, (B) the total combined equity interests, or (C) the capital or profit interests, in the case of a partnership, or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

1.1.101 “Tax” has the meaning set forth in the Tax Matters Agreement.

1.1.102 “Transaction Documents” means this Agreement, the Transition Services Agreement, the Tax Matters Agreement (as defined in the Separation Agreement), the Separation Agreement, the Intellectual Property Agreements (as defined in the Separation Agreement), the Stockholder’s and Registration Rights Agreement (as defined in the Separation Agreement), the Intercompany Agreements (as defined in the Separation Agreement) and the Transfer Documents (as defined in the Separation Agreement).

1.1.103 “Transition Period Expiration Time” means 11:59 pm, New York City Time, on December 31, 2009 or such later time as provided in the applicable schedules to the Transition Services Agreement.

1.1.104 “Transition Services Agreement” means the Transition Services Agreement in substantially the form attached to the Separation Agreement as Exhibit A, to be entered into by and between Cardinal Health and CareFusion on or prior to the Distribution Date.

1.1.105 “U.S.” means the United States of America.

1.1.106 “U.S. CareFusion Group Employees” has the meaning ascribed thereto in Section 5.1(a) of this Agreement.

1.1.107 “U.S. CareFusion Welfare Plan” means a Welfare Plan which is maintained or contributed to by a member of the CareFusion Group located in the U.S., but excluding the Cardinal Health Group Benefit Plan.

1.1.108 “Welfare Plan” means a plan that provides for health, welfare or other insurance benefits (within the meaning of Section 3(1) of ERISA).

ARTICLE II

CONTINUATION OF EMPLOYMENT

2.1 Continuation of Employment.

(a) Continuation of Employment. Except as otherwise provided on Schedule 2.1(a) of this Agreement or as required by applicable local Law, no later than immediately prior to July 1, 2009, Cardinal Health and its Affiliates have taken all actions necessary to ensure that, as of immediately prior to July 1, 2009, (i) all Employees of the CareFusion Business were employed by a member of the CareFusion Group and (ii) all Employees of the Cardinal Health Business were employed by a member of the Cardinal Health Group, subject to such adjustment as the Parties agree at any time through the Effective Time.

(b) Service Recognition. CareFusion shall give, or shall cause its Affiliates to give, each CareFusion Group Employee who is employed immediately following the Effective Time by a member of the CareFusion Group full credit for all purposes under any CareFusion Benefit Plan for such CareFusion Group Employee’s service with Cardinal Health or any of its Affiliates prior to the Effective Time in accordance with the Cardinal Health Service Credit Guidelines, or to the same extent such service was recognized by the corresponding Cardinal Health Benefit Plan immediately prior to the Effective Time; provided, however, that such service shall not be recognized to the extent that such recognition would result in the duplication of benefits or as otherwise provided by applicable local Law.

(c) No Severance.

(i) The Distribution and the assignment, transfer, or continuation of employment of any Employee of Cardinal Health or any of its Affiliates in connection therewith (including in accordance with Section 2.1(a) hereof) shall not be deemed a separation from service or termination of employment entitling such Employee to be eligible to participate in, or to receive payment of, severance benefits under any applicable Law, severance plan, policy, practice, or arrangement of Cardinal Health, CareFusion, or any of their respective Affiliates; provided, however, that any Employee of Cardinal Health or any of its Affiliates whose employment is not intended to be continued by Cardinal Health or any of its Affiliates following the Effective Time and is not assigned to a member of the CareFusion Group, and whose employment is terminated as of the Effective Time, shall be deemed to have incurred a separation from service and shall be eligible to receive severance and benefits as set forth in Section 7.3 of this Agreement.

(ii) Notwithstanding anything herein to the contrary, in the event any Employee of the Cardinal Health Business located outside of the U.S. or the CareFusion Business located outside of the U.S. (1) receives on or prior to the Effective Time, an offer of employment by a member of the Cardinal Health Group or the CareFusion Group, as applicable, with salary and wages and with employee benefits that are substantially comparable in the aggregate to those provided to such Employee by the Cardinal Health

Business or the CareFusion Business, as applicable, prior to Effective Time and (2) does not accept such comparable offer of employment, then such Employee shall not be eligible to receive any severance or benefits, unless such Employee is employed in one of the locations listed on Schedule 2.1(c)(ii) as required by applicable local Law.

(d) Labor Relations. To the extent required by applicable Law or any agreement with a labor union, works council or similar employee organization, Cardinal Health and CareFusion and their applicable Affiliates shall mutually cooperate to provide notice, engage in consultation and take any similar action which may be required on their part in respect of the workforce in connection with the Distribution either prior to, as of, or following the Effective Time.

ARTICLE III

CARDINAL HEALTH ACQUIRED PENSIONS PLAN

3.1 Transfer of Cardinal Health Acquired Pensions Plan.

(a) Assumption of CHAPP Sponsorship and Liabilities. As of the Effective Time (the “CHAPP Transfer Date”), CareFusion shall assume sponsorship and all Assets and Liabilities of the Cardinal Health Acquired Pensions Plan (the “CHAPP”), a U.S. defined benefit pension plan. Cardinal Health shall provide such information within its possession or control as may be reasonably requested by CareFusion, or the trustees or managers of the CHAPP for purposes of its transfer and administration.

(b) Continuation of Elections. As of the CHAPP Transfer Date, CareFusion (acting directly or through its Affiliates) shall cause the CHAPP to recognize and maintain all existing elections, including beneficiary designations, payment form elections and rights of alternate payees under qualified domestic relations orders with respect to participants under the CHAPP as in effect immediately prior to the CHAPP Transfer Date.

(c) Action in the Event of PBGC Intervention. Notwithstanding any provision of this Agreement to the contrary, in the event that, within six (6) months of the Effective Time, the PBGC asserts that the Distribution may provide justification for the PBGC to seek termination of the CHAPP pursuant to Section 4042 of ERISA or otherwise asserts that the transaction may increase unreasonably the long-run loss to the PBGC (within the meaning of Section 4042(a)(4) of ERISA) with respect to the CHAPP, Cardinal Health and CareFusion shall enter into negotiations with the PBGC to resolve these issues. Notwithstanding the results of such negotiations, CareFusion shall fully comply with the terms of this Section 3.1.

(d) Reservation of Rights. The Parties hereby acknowledge that nothing in this Article III shall be construed to require CareFusion to continue the CHAPP after acceptance of sponsorship of the CHAPP under the terms prescribed in this Article III. The Parties agree that CareFusion reserves the right, in its sole discretion, to amend or terminate the CHAPP at any time following the CHAPP Transfer Date in accordance with its terms and applicable Law.

ARTICLE IV

RETIREMENT PLANS

4.1 The Cardinal Health 401(k) Plan and CareFusion 401(k) Plan.

(a) Establishment of the CareFusion 401(k) Plan. As of the Effective Time, CareFusion shall, or shall cause one of its Affiliates to, establish a defined contribution plan and trust for the benefit of the CareFusion Participants (the “CareFusion 401(k) Plan”), which initially shall include a provision allowing for the acceptance of rollovers (including loan rollovers) and participant investment direction. CareFusion shall be responsible for taking all necessary, reasonable and appropriate action to establish, maintain and administer the CareFusion 401(k) Plan so that it is qualified under Section 401(a) of the Code and meets the requirements of Section 401(k) of the Code and that the related trust thereunder is tax-exempt under Section 501(a) of the Code. CareFusion (acting directly or through its Affiliates) shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the CareFusion 401(k) Plan. Cardinal Health shall have no fiduciary or funding obligations with respect to the CareFusion 401(k) Plan.

(b) Vesting and Distribution of CareFusion Participants’ Account Balances. As of the Effective Time, CareFusion Participants shall become vested in their entire account balances under the Cardinal Health 401(k) Plan. As of the Effective Time, members of the CareFusion Group shall cease to be participating companies in the Cardinal Health 401(k) Plan, each CareFusion Participant shall cease to accrue any benefits under the Cardinal Health 401(k) Plan, and each CareFusion Participant shall be treated as having incurred a severance from employment under the Cardinal Health 401(k) Plan as of the Effective Time, making each CareFusion Participant eligible for a distribution under the Cardinal Health 401(k) Plan of his or her entire account balance. As soon as reasonably practicable following the date the contributions described in Section 4.1(e) are made to the Cardinal Health 401(k) Plan, CareFusion shall permit CareFusion Participants to elect a direct rollover of cash and any outstanding loan balances distributed from the Cardinal Health 401(k) Plan into the CareFusion 401(k) Plan.

(c) Outstanding Loans under the Cardinal Health 401(k) Plan. From the Effective Time and until the date of rollover or other distribution of their account balances, the CareFusion Participants who have outstanding loans originally made from the Cardinal Health 401(k) Plan shall be permitted to continue to repay such loans during their employment with the CareFusion Group.

(d) Stock Considerations under the Cardinal Health 401(k) Plan. To the extent that accounts of Cardinal Health Participants in the Cardinal Health 401(k) Plan receive shares of CareFusion Common Stock in connection with the Distribution in respect of Cardinal Health Common Shares held in such accounts, such shares will be deposited in a CareFusion Stock Fund under the Cardinal Health 401(k) Plan, and will be held in such plan subject to its terms and, as applicable, the discretion of the Cardinal Health 401(k) Plan fiduciary. Cardinal Health shall assume sole responsibility for ensuring that its 401(k) Plan is maintained in compliance with applicable Laws with respect to holding shares of CareFusion Common Stock.

(e) Contributions under the Cardinal Health 401(k) Plan as of the Effective Time. All contributions accrued by CareFusion Participants under the Cardinal Health 401(k) Plan with respect to all employer contributions, including employee deferrals, matching contributions (including any true-up contributions, if applicable), profit-sharing contributions, employer non-elective contributions, and Cardinal Health share contributions for CareFusion Participants through the Effective Time, determined in accordance with the terms and provisions of the Cardinal Health 401(k) Plan, ERISA and the Code, and based on all service performed and compensation accrued prior to the Effective Time, shall be deposited by Cardinal Health to the Cardinal Health 401(k) Plan as soon as administratively feasible following the Effective Time.

4.2 Foreign Plans.

(a) General. Except as provided in Section 5.3(b) and Schedule 2.1(a) of this Agreement, as of July 1, 2009, each member of the Cardinal Health Group located outside of the U.S. has, as of July 1, 2009, ceased to be a participating company in any Foreign CareFusion Benefit Plans, and each participant, who is a Former Employee of the Cardinal Health Business located outside of the U.S. or a Foreign Cardinal Health Group Employee (a “Foreign Cardinal Health Benefit Participant”), has ceased to be eligible to participate in any Foreign CareFusion Benefit Plans. Except as provided in Section 5.3(b) and Schedule 2.1(a) of this Agreement, each member of the CareFusion Group located outside of the U.S. has, as of July 1, 2009, ceased to be a participating company in any Foreign Cardinal Health Benefit Plans, and each participant, who is a Former Employee of the CareFusion Business located outside of the U.S. or a Foreign CareFusion Group Employee (a “Foreign CareFusion Benefit Participant”), has ceased to be eligible to participate in any Foreign Cardinal Health Benefit Plans.

(b) Canadian Capital Accumulation Plans.

(i) As of July 1, 2009, each member of the CareFusion Group located in Canada (1) ceased to be participating companies in any deferred profit sharing plan or registered retirement savings plan maintained by any member of the Cardinal Health Group located in Canada (the “Cardinal Health Canadian Capital Accumulation Plans”) and (2) has established a deferred profit sharing plan and a registered retirement savings plan and related trusts that are substantially similar to the Cardinal Health Canadian Capital Accumulation Plans and their related trusts (the “CareFusion Canadian Capital Accumulation Plans”) for the benefit of the participants in the Cardinal Health Canadian Capital Accumulation Plans who are Foreign CareFusion Group Employees or Former Employees of the CareFusion Business (the “CareFusion Canadian Participants”).

(ii) As of July 1, 2009, each CareFusion Canadian Participant (1) became vested in his or her entire account balance under the applicable Cardinal Health Canadian Capital Accumulation Plans, (2) ceased to accrue any benefits under the applicable Cardinal Health Canadian Capital Accumulation Plan, (3) has been treated as having incurred a separation from service or termination of employment under the applicable Cardinal Health Canadian Capital Accumulation Plan as of July 1, 2009, (4) has been eligible for a distribution under the applicable Cardinal Health Canadian Capital Accumulation Plan of his or her vested account balance, and (5) has been eligible to elect, in his or her sole discretion, to roll over his or her vested account balance under the applicable Cardinal Health Canadian Capital Accumulation Plan into the corresponding CareFusion Canadian Capital Accumulation Plan.

4.3 Reservation of Rights. The Parties hereby acknowledge that nothing in this Article IV shall be construed to require (a) Cardinal Health or any of its Affiliates to continue the Cardinal Health 401(k) Plan, the Cardinal Health Canadian Capital Accumulation Plans or any Foreign Cardinal Health Benefit Plan before or after the Effective Time, and (b) CareFusion or any of its Affiliates to continue the CareFusion 401(k) Plan, the CareFusion Canadian Capital Accumulation Plans or any Foreign CareFusion Benefit Plan after establishment of such plans under the terms prescribed in this Article, as applicable, after the Effective Time. The Parties agree that (i) Cardinal Health reserves the right, in its sole discretion, to amend or terminate the Cardinal Health 401(k) Plan, the Cardinal Health Canadian Capital Accumulation Plans and any Foreign Cardinal Health Benefit Plan at any time following the date of this Agreement in accordance with their terms and applicable Law, and (ii) CareFusion reserves the right, in its sole discretion, to amend or terminate the CareFusion 401(k) Plan, the CareFusion Canadian Capital Accumulation Plans and any Foreign CareFusion Benefit Plan at any time following the date of this Agreement in accordance with their terms and applicable Law.

ARTICLE V

HEALTH AND WELFARE PLANS

5.1 U.S. CareFusion Health and Welfare Plans.

(a) Transition Period. Effective as of July 1, 2009, all CareFusion Group Employees employed by a member of the CareFusion Group located in the U.S. (including U.S. expatriates) (the “U.S. CareFusion Group Employees”) have been, and, through the Transition Period Expiration Time, shall continue to be eligible to participate in the Cardinal Health Group Benefit Plan, as in effect from time to time (the “Cardinal Health Group Benefit Plan”), subject to the terms of the Transition Services Agreement with respect to the costs of participation and provision of administrative services. As of the Transition Period Expiration Time, each member of the CareFusion Group located in the U.S. shall cease to be a participating company in the Cardinal Health Group Benefit Plan, and each U.S. CareFusion Group Employee shall cease to be eligible to participate in the Cardinal Health Group Benefit Plan.

(b) Establishment of the U.S. CareFusion Welfare Plan. Immediately following the Transition Period Expiration Time, CareFusion shall, or shall cause its applicable Affiliates located in the U.S., to adopt a U.S. CareFusion Welfare Plan for the benefit of the U.S. CareFusion Group Employees and their beneficiaries and dependents.

(c) Waiver of Conditions. CareFusion (acting directly or through its Affiliates) shall cause the U.S. CareFusion Welfare Plan to (i) waive all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to any U.S. CareFusion Group Employee, other than limitations that were in effect with respect to the U.S. CareFusion Group Employee under the Cardinal Health Group Benefit Plan as of the Transition Period Expiration Time, and (ii) waive any waiting period limitation or evidence of insurability requirement applicable to a U.S. CareFusion Group Employee other than limitations or requirements that were in effect with respect to such U.S. CareFusion Group Employee under the Cardinal Health Group Benefit Plan as of the Transition Period Expiration Time. Such waivers described in clauses (i) and (ii) of the foregoing sentence, with respect to the U.S. CareFusion Welfare Plan, shall apply to initial enrollment effective immediately following the Transition Period Expiration Time. Following the initial enrollment, pre-existing condition limitations, exclusions, and services conditions under the U.S. CareFusion Welfare Plan shall apply only to the extent allowable under HIPAA.

5.2 Allocation of Certain U.S. Welfare Plan Obligations.

(a) Allocation of Certain U.S. Liabilities. CareFusion shall be responsible with regard to claims by any U.S. CareFusion Group Employees under any short-term disability, supplemental short-term disability, severance, tuition reimbursement and adoption assistance plans incurred under the Cardinal Health Group Benefit Plan on or before the Transition Period Expiration Time. Except as otherwise provided in Sections 5.2(c) and 5.2(d), CareFusion shall be responsible for all claims incurred by the U.S. CareFusion Group Employees under the U.S. CareFusion Welfare Plan.

(b) COBRA and HIPAA Compliance. Cardinal Health shall continue to be responsible for compliance with the health care continuation requirements of COBRA (including the requirements under the American Recovery and Reinvestment Act), the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Cardinal Health Group Benefit Plan with respect to any U.S. CareFusion Group Employees and any Former Employees of the CareFusion Business located in the U.S. who incur a qualifying event under COBRA on or before the Transition Period Expiration Time. CareFusion shall assume responsibility for compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the U.S. CareFusion Welfare Plan, with respect to any U.S. CareFusion Group Employees who incur a qualifying event or loss of coverage under the U.S. CareFusion Welfare Plan after the Transition Period Expiration Time. Cardinal Health and CareFusion agree that the consummation of the transactions contemplated by the Separation Agreement shall not constitute a COBRA qualifying event for any purpose of COBRA.

(c) Retiree Medical Benefits. Until such time as the participant is no longer eligible under the terms of the applicable plan, any U.S. CareFusion Group Employee who is terminated and elects COBRA coverage on or before the Transition Period Expiration Time shall be eligible to elect retiree medical benefits, to the extent then available, under the terms of the Cardinal Health Group Benefit Plan. CareFusion shall be responsible for providing retiree medical benefits under the terms of the U.S. CareFusion Welfare Plan, and shall retain all responsibilities with respect to, retiree medical benefits, to the extent then available, for any U.S. CareFusion Group Employee who is terminated and elects COBRA coverage and retiree medical benefits following the Transition Period Expiration Time.

(d) Long-Term Disability Benefits. For any U.S. CareFusion Group Employee who has incurred a disability (within the meaning of the applicable provisions of the Cardinal Health Group Benefit Plan providing long-term disability benefits) on or before the Transition Period Expiration Time, to the extent such disability has been approved by the administrator of the Cardinal Health Group Benefit Plan, such U.S. CareFusion Group Employee will continue to be covered under the Cardinal Health Group Benefit Plan, with respect to such disability (but not with respect to any reoccurrence of such a disability after such individual returns to active service with the CareFusion Group on or following the Transition Period Expiration Time). Any right to reemployment for any individuals who were employed in the CareFusion Business prior to July 1, 2009 and who were on long-term disability as of immediately prior to July 1, 2009 shall be the obligation of the CareFusion Group and not of the Cardinal Health Group.

(e) Time-Off Benefits. CareFusion shall credit each U.S. CareFusion Group Employee, who is employed at the Effective Time by a member of the CareFusion Group, with the amount of accrued but unused paid time-off as such U.S. CareFusion Group Employee had under the applicable Cardinal Health paid time-off policy immediately prior to the Effective Time.

5.3 Foreign Health and Welfare Plans.

(a) Participation. Except as provided in Section 5.3(b) of this Agreement, as of July 1, 2009, each member of the Cardinal Health Group located outside of the U.S. ceased to be a participating company in any Foreign CareFusion Welfare Plans, and each Foreign Cardinal Health Group Employee or Former Employee of the Cardinal Health Business located outside of the U.S. and his or her respective beneficiaries and dependents (a “Foreign Cardinal Health Welfare Participant”) ceased to be eligible to participate in any Foreign CareFusion Welfare Plans. Except as provided in Section 5.3(b) of this Agreement, as of July 1, 2009, each member of the CareFusion Group located outside of the U.S. ceased to be a participating company in any Foreign Cardinal Health Welfare Plans, and each Foreign CareFusion Group Employee or Former Employee of the CareFusion Business located outside of the U.S. and his or her respective beneficiaries and dependents (a “Foreign CareFusion Welfare Participant”) ceased to be eligible to participate in any Foreign Cardinal Health Welfare Plans.

(b) Foreign Transition Services.

(i) For the period commencing July 1, 2009 through the end of the applicable transition services period (as set out in the applicable schedule to the Transition Services Agreement), Foreign Cardinal Health Group Employees in the locations listed on Schedule 5.3(b)(i) of this Agreement have been and shall be eligible to participate in the applicable Foreign CareFusion Welfare Plans, to the extent set forth on the applicable schedule of the Transition Services Agreement. Effective as of the end of the applicable transition services period, Cardinal Health shall, or shall cause its Affiliates in the locations listed on Schedule 5.3(b)(i) of this Agreement to, adopt Foreign Cardinal Health Welfare Plans for the benefit of the Foreign Cardinal Health Group Employees and their beneficiaries and dependents. For the period commencing July 1, 2009 through the end of the applicable transition services period (as set out in the applicable schedule to the Transition Services Agreement), and subject to the terms of the Transition Services Agreement, (1) CareFusion has been and shall be responsible for all claims incurred by the Foreign Cardinal Health Group Employees under the Foreign CareFusion Welfare Plans prior to the end of such transition services period, including claims incurred but not reported prior to the end of such transition services period, and (2) Cardinal Health has been and shall be responsible for all claims incurred by the Foreign Cardinal Health Group Employees under the Foreign Cardinal Health Welfare Plans following the end of such transition services period.

(ii) For the period commencing July 1, 2009 through the end of the applicable transition services period (as set out in the applicable schedule to the Transition Services Agreement), Foreign CareFusion Group Employees in the locations listed on Schedule 5.3(b)(ii) of this Agreement have been and shall be eligible to participate in the Foreign Cardinal Health Welfare Plans, to the extent set forth on the applicable schedule of the Transition Services Agreement. Effective as of the end of the transition services period, CareFusion shall, or shall cause its Affiliates in the locations listed on Schedule 5.3(b)(ii) of this Agreement to, adopt Foreign CareFusion Welfare Plans for the benefit of such Foreign CareFusion Group Employees and their beneficiaries and dependents. For the period commencing July 1, 2009 through the end of the applicable transition services period (as set out in the applicable schedule to the Transition Services Agreement), and subject to the terms of the Transition Services Agreement, (1) the applicable Cardinal Health Welfare Plans have been and shall be responsible for all claims incurred by such Foreign CareFusion Group Employees under the Foreign Cardinal Health Welfare Plans prior to the end of such transition services period, including claims incurred but not reported prior to the end of such transition services period and, (2) CareFusion has been and shall be responsible for all claims incurred by such Foreign CareFusion Group Employees under the Foreign CareFusion Welfare Plans following the end of such transition services period.

(c) Certain Former Foreign Employees. Subject to the terms of the Transition Services Agreement with respect to the costs of participation and provision of administrative services, (i) the Foreign Cardinal Health Welfare Plans shall retain all responsibilities for health and welfare claims incurred prior to, on and after the Effective Time by Former Employees of the Cardinal Health Business located outside of the U.S. and (ii) CareFusion shall retain all responsibilities for health and welfare claims incurred prior to, on and after the Effective Time by Former Employees of the CareFusion Business located outside of the U.S.

5.4 Incurred Claim Definition. For purposes of this Article V, a claim or Liability is deemed to be incurred; (a) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or Liability; (b) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability; (c) with respect to disability benefits, upon the date of an Employee’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or Liability; (d) with respect to a period of continuous hospitalization, upon the date of admission to the hospital; and (e) with respect to tuition reimbursement or adoption assistance, upon the Employee’s request for payment of such benefit.

5.5 Workers Compensation. The ownership and administration of workers compensation insurance shall be governed by Section 6.3 of the Separation Agreement. For the avoidance of doubt, nothing in this Agreement shall be interpreted to allocate between the Parties the claims and Liabilities under any workers compensation insurance policies.

5.6 Reservation of Rights. The Parties hereby acknowledge and agree that nothing in this Article V shall be construed to require (a) Cardinal Health or any of its Affiliates to continue any health, welfare, fringe benefit, or compensation plan, program, policy, practice or arrangement sponsored, maintained or contributed to by any of them (each, a “Cardinal Health Arrangement”) before or after the Effective Time, or (b) CareFusion or any of its Affiliates to continue any health, welfare, fringe benefit, or compensation plan, program, policy, practice or arrangement sponsored, maintained or contributed to by any of them (each, a “CareFusion Arrangement”) before or after the Effective Time. The Parties acknowledge and agree that, subject to the terms of any other applicable agreement, each of Cardinal Health and CareFusion reserves the right, in its sole discretion, to amend or terminate any Cardinal Health Arrangement and any CareFusion Arrangement, respectively, at any time after July 1, 2009 to the extent permitted or required under the terms of the applicable Cardinal Health Arrangement, CareFusion Arrangement or applicable Law; provided, however, that unless required by applicable Law, (i) Cardinal Health shall not materially amend or terminate any such Cardinal Health Arrangement from July 1, 2009 until the Transition Period Expiration Time or, with respect to Foreign CareFusion Group Employees, expiration of the applicable transition period in a manner that would disproportionately affect the applicable CareFusion Group Employees without prior written consent of CareFusion, which consent shall not be unreasonably withheld or delayed, and (ii) CareFusion shall not materially amend or terminate any CareFusion Arrangement from July 1, 2009 until expiration of the applicable transition period for the Foreign Cardinal Health Group Employees in a manner that would disproportionately affect the Foreign Cardinal Health Group Employees without the prior written consent of Cardinal Health, which consent shall not be unreasonably withheld or delayed. To effect the foregoing, the Party seeking to amend or terminate its plan shall notify the other Party in writing at least thirty (30) calendar days prior to the effective date of any such amendment or termination, and the Party receiving notice shall respond to such notice within five (5) business days of receipt or shall be deemed to have given consent if no response is received within five (5) business days of receipt.

ARTICLE VI

LONG-TERM INCENTIVE AWARDS

6.1 Treatment of Outstanding Cardinal Health Options.

(a) Each Cardinal Health Option that was initially granted on or prior to September 26, 2007 and is outstanding as of the Effective Time, shall be converted as of the Effective Time into an adjusted Cardinal Health Option (each, a “Post-Distribution Cardinal Health Option”) and an option to purchase the common stock of CareFusion (each, a “CareFusion Option”) in accordance with this Section 6.1.

(i) The per share exercise price of the Post-Distribution Cardinal Health Option (“Post-Distribution Cardinal Health Option Price”) shall be equal to the product (which shall be rounded up to the nearest whole cent) of (1) the Post-Distribution Cardinal Health Share Price and (2) the Cardinal Health Ratio (as defined below).

(ii) The per share exercise price of the CareFusion Option (“CareFusion Option Price”) shall be equal to the product (which shall be rounded up to the nearest whole cent) of (1) the CareFusion Stock Price and (2) the Cardinal Health Ratio (as defined below).

(iii) The number of Cardinal Health Common Shares subject to the Post-Distribution Cardinal Health Option shall be equal to the product (which shall be rounded down to the nearest whole share) of (1) the number of Cardinal Health Common Shares subject to the Cardinal Health Option immediately prior to the Effective Time, and (2) a fraction, the numerator of which is the Pre-Distribution Cardinal Health Share Price and the denominator of which is the sum of (i) the Post-Distribution Cardinal Health Share Price and (ii) the quotient obtained by dividing the CareFusion Stock Price by two (2).

(iv) The number of shares of CareFusion Common Stock subject to the CareFusion Option shall be equal to the product (which shall be rounded down to the nearest whole share) of (1) 0.5, (2) the number of Cardinal Health Common Shares subject to the Cardinal Health Option immediately prior to the Effective Time, and (3) a fraction, the numerator of which is the Pre-Distribution Cardinal Health Share Price and the denominator of which is the sum of (i) the Post-Distribution Cardinal Health Share Price and (ii) the quotient obtained by dividing the CareFusion Stock Price by two (2).

(v) For purposes of this paragraph (a), “Cardinal Health Ratio” shall mean the quotient obtained by dividing (x) the Pre-Distribution Cardinal Health Option Price by (y) the Pre-Distribution Cardinal Health Share Price.

(vi) The methodology described in the preceding provisions of this Section 6.1(a) for determining the number of shares subject to, and exercise prices of, the Post-Distribution Cardinal Health Options and CareFusion Options also shall apply for determining the number of shares covered by, and the base prices of, stock appreciation rights covering Cardinal Health Common Shares and CareFusion Common Stock (respectively, "Post-Distribution Cardinal Health SARs" and "CareFusion SARs") into which stock appreciation rights covering Cardinal Health Common Shares granted on or prior to September 26, 2007 shall be converted as of the Effective Time.

(vii) The CareFusion Options and CareFusion SARs in this Section 6.1(a) shall be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the corresponding Cardinal Health awards immediately prior to the Effective Time. The Post-Distribution Cardinal Health Options and Post-Distribution Cardinal Health SARs covering Cardinal Health Common Shares described in this Section 6.1(a) shall be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the corresponding Cardinal Health awards immediately prior to the Effective Time.

(b) Each Cardinal Health Option that was initially granted after September 26, 2007 to a Cardinal Health Participant or a Cardinal Health Director, as the case may be, and is outstanding immediately prior to the Effective Time shall be adjusted as of the Effective Time (each, an “Adjusted Cardinal Health Option”). The per share exercise price of each Adjusted Cardinal Health Option (“Adjusted Cardinal Health Option Price”) shall be equal to the product (which shall be rounded up to the nearest whole cent) of (1) the Pre-Distribution Cardinal Health Option Price and (2) a fraction, the numerator of which shall be the Post-Distribution Cardinal Health Share Price and the denominator of which shall be the Pre-Distribution Cardinal Health Share Price. The number of Cardinal Health Common Shares subject to each Adjusted Cardinal Health Option shall be equal to the product (which shall be rounded down to the nearest whole share) of (1) the number of shares subject to the Cardinal Health Option held by such Cardinal Health Participant or Cardinal Health Director as of the Effective Time and (2) a fraction, the numerator of which is the Pre-Distribution Cardinal Health Share Price and the denominator of which is the Post-Distribution Cardinal Health Share Price. All such Adjusted Cardinal Health Options shall be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the Cardinal Health Options immediately prior to the Effective Time.

(c) Each Cardinal Health Option that was initially granted after September 26, 2007 to a CareFusion Participant or a CareFusion Director, as the case may be, and is outstanding immediately prior to the Effective Time shall be replaced as of the Effective Time with a CareFusion Option. The per share exercise price of each such CareFusion Option (“Adjusted CareFusion Option Price”) shall be equal to the product (which shall be rounded up to the nearest whole cent) of (1) the Pre-Distribution Cardinal Health Option Price and (2) a fraction, the numerator of which shall be the CareFusion Stock Price and the denominator of which shall be the Pre-Distribution Cardinal Health Share Price. The number of shares of CareFusion Common Stock subject to each CareFusion Option shall be equal to the product (which shall be rounded down to the nearest whole share) of (1) the number of shares subject to the Cardinal Health Option held by such CareFusion Participant or CareFusion Director as of the Effective Time and (2) a fraction, the numerator of which is the Pre-Distribution Cardinal Health Share Price and the

denominator of which is the CareFusion Stock Price. All such Adjusted CareFusion Options shall be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the Cardinal Health Options immediately prior to the Effective Time.

(d) For the purposes of this Section 6.1, references to the “initial” date of grant of a Cardinal Health Option refer to the date when such option was initially granted pursuant to one of the Cardinal Health Equity Plans, except that the “initial” date of grant of a Cardinal Health Option that was granted in exchange for a previously granted Cardinal Health Option shall be deemed to be the date on which the Cardinal Health Option for which it was exchanged was initially granted.

(e) Upon the exercise of a CareFusion Option, whether held by a Cardinal Health Participant, a CareFusion Participant, a Cardinal Health Director or a CareFusion Director, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) CareFusion in accordance with the terms of the CareFusion Option, and CareFusion shall be solely responsible for the issuance of CareFusion Common Stock, for ensuring the withholding of all applicable Tax on behalf of any such CareFusion Participant, and for ensuring the remittance of such withholding Taxes to Cardinal Health with respect to any such Cardinal Health Participant. Upon the exercise of a Post-Distribution Cardinal Health Option or Adjusted Cardinal Health Option, whether held by a Cardinal Health Participant, a CareFusion Participant, a Cardinal Health Director or a CareFusion Director, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) Cardinal Health in accordance with the terms of the Post-Distribution Cardinal Health Option or Adjusted Cardinal Health Option, and Cardinal Health shall be solely responsible for the issuance of Cardinal Health Common Shares, for ensuring the withholding of all applicable Tax on behalf of any such Cardinal Health Participant, and for ensuring the remittance of such withholding Taxes to CareFusion with respect to any such CareFusion Participant.

(f) Upon the exercise of a CareFusion SAR, whether held by a Cardinal Health Participant or a CareFusion Participant, CareFusion shall be solely responsible for the payment of any amounts in settlement of such CareFusion SAR and for ensuring the withholding of all applicable Tax on behalf of any such CareFusion Participant, and for ensuring the remittance of such withholding Taxes to Cardinal Health with respect to any such Cardinal Health Participant. Upon the exercise of a Post-Distribution Cardinal Health SAR, whether held by a Cardinal Health Participant or a CareFusion Participant, Cardinal Health shall be solely responsible for the payment of any amounts in settlement of such Post-Distribution Cardinal Health SAR and for ensuring the withholding of all applicable Tax on behalf of any such Cardinal Health Participant, and for ensuring the remittance of such withholding Taxes to CareFusion with respect to any such CareFusion Participant.

(g) The adjustments made pursuant to this Section 6.1 are intended to be consistent with the provisions of Section 409A of the Code, and shall be construed accordingly.

6.2 Treatment of Outstanding Cardinal Health Restricted Shares.

(a) Each holder of Cardinal Health Restricted Shares granted on or prior to September 26, 2007 that are outstanding immediately prior to the Effective Time shall receive as part of the Distribution CareFusion Restricted Shares in respect of such Cardinal Health Restricted Shares, in such number as such holder would have received in respect of such shares had such Cardinal Health Restricted Shares been vested Cardinal Health Common Shares on the Record Date, rounded down to the nearest whole share. All such CareFusion Restricted Shares shall be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable prior to the Effective Time to the Cardinal Health Restricted Shares in respect of which such CareFusion Restricted Shares were distributed. In all cases, the underlying Cardinal Health Restricted Shares shall otherwise remain in effect unadjusted, and shall be subject to substantially the same terms (including entitlement to any cash dividends accrued but unpaid at the Effective Time), vesting conditions and other restrictions, if any, that were applicable to such Cardinal Health Restricted Shares prior to the Effective Time.

(b) Cardinal Health Restricted Shares granted after September 26, 2007 to a Cardinal Health Participant that are outstanding at 4:00 p.m. (ET) on the business day immediately prior to the Record Date shall be cancelled at 4:00 p.m. (ET) on the business day immediately prior to the Record Date and replaced as of the Effective Time with a number of newly issued Cardinal Health Restricted Shares equal to the product (which shall be rounded down to the nearest whole share) of (1) the number of cancelled Cardinal Health Restricted Shares and (2) a fraction, the numerator of which is the Pre-Distribution Cardinal Health Share Price and the denominator of which is the Post-Distribution Cardinal Health Share Price. Such newly issued Cardinal Health Restricted Shares shall be subject to substantially the same terms (including the entitlement to any cash dividends accrued but unpaid at the Record Date), vesting conditions and other restrictions, if any, that were applicable to the cancelled Cardinal Health Restricted Shares when they were cancelled.

(c) Cardinal Health Restricted Shares granted after September 26, 2007 to a CareFusion Participant that are outstanding at 4:00 p.m. (ET) on the business day immediately prior to the Record Date shall be cancelled at 4:00 p.m. (ET) on the business day immediately prior to the Record Date and replaced as of the Effective Time with a number of CareFusion Restricted Shares equal to the product (which shall be rounded down to the nearest whole share) of (1) the number of cancelled Cardinal Health Restricted Shares and (2) a fraction, the numerator of which is the Pre-Distribution Cardinal Health Share Price and the denominator of which is the CareFusion Stock Price. Such CareFusion Restricted Shares shall be subject to substantially the same terms (including the entitlement to any cash dividends accrued but unpaid at the Record Date), vesting conditions and other restrictions, if any, that were applicable to the cancelled Cardinal Health Restricted Shares when they were cancelled.

(d) Notwithstanding Sections 6.2(b) and 6.2(c), if the Distribution is cancelled, any Cardinal Health Restricted Shares that were cancelled immediately prior to the Record Date pursuant to Section 6.2(b) and 6.2(c) shall be reissued, and such reissued Cardinal Health Restricted Shares shall be subject to the same terms (including the entitlement to any cash dividends accrued but unpaid at the Record Date), vesting conditions and other restrictions, if any, that were applicable to such Cardinal Health Restricted Shares immediately prior to the Record Date.

(e) (i) Upon the vesting of CareFusion Restricted Shares described in this Section 6.2, CareFusion shall be solely responsible for ensuring the satisfaction of all applicable Tax withholding requirements on behalf of each CareFusion Participant and for ensuring the collection and remittance of such withholding Taxes to Cardinal Health with respect to each Cardinal Health Participant. Upon the vesting of Cardinal Health Restricted Shares described in this Section 6.2, Cardinal Health shall be solely responsible for ensuring the satisfaction of all applicable Tax withholding requirements on behalf of each Cardinal Health Participant and for ensuring the collection and remittance of such withholding Taxes to CareFusion with respect to each CareFusion Participant.

(ii) CareFusion shall be responsible for the settlement of cash dividends on any Cardinal Health Restricted Shares or CareFusion Restricted Shares held by a CareFusion Participant or a CareFusion Director. Prior to the date any such settlement is due, Cardinal Health shall pay CareFusion in cash amounts required to settle (A) any dividends with respect to Cardinal Health Restricted Shares and (B) any dividends accrued prior to the Effective Time with respect to CareFusion Restricted Shares. Cardinal Health shall be responsible for the settlement of cash dividends on any Cardinal Health Restricted Shares or CareFusion Restricted Shares held by a Cardinal Health Participant or a Cardinal Health Director. Prior to the date any such settlement is due, CareFusion shall pay Cardinal Health in cash amounts required to settle any dividends accrued following the Effective Time with respect to CareFusion Restricted Shares.

(f) Following the Distribution, if any Cardinal Health Restricted Shares held by a CareFusion Participant or CareFusion Director shall fail to become vested, such Cardinal Health Restricted Shares shall be forfeited to Cardinal Health, and if any CareFusion Restricted Shares held by a Cardinal Health Participant or Cardinal Health Director shall fail to become vested, such CareFusion Restricted Shares shall be forfeited to CareFusion.

6.3 Treatment of Outstanding Cardinal Health Restricted Share Units.

(a) Each holder of Cardinal Health Restricted Share Units described in the last sentence of this Section 6.3(a) that are outstanding immediately prior to the Effective Time shall, upon the Distribution, receive CareFusion Restricted Share Units representing the right to receive the number of shares of CareFusion Common Stock in respect of such CareFusion Restricted Share Units which the holder would have received had the Cardinal Health Restricted Share Units been vested Cardinal Health Common Shares on the Record Date, rounded down to the nearest whole share. All such CareFusion Restricted Share Units shall be subject to substantially the same terms (including applicable deferral elections), vesting conditions and other restrictions, if any, that were applicable to the Cardinal Health Restricted Share Units immediately prior to the Effective Time. The underlying Cardinal Health Restricted Share Units shall otherwise remain in effect unadjusted, and shall be subject to substantially the same terms (including the entitlement to any cash dividend equivalents that are accrued but unpaid at the Effective Time and applicable deferral elections), vesting conditions and other restrictions, if any, that were applicable to such Cardinal Health Restricted Share Units prior to the Effective Time. This Section 6.3(a) shall apply to Cardinal Health Restricted Share Units granted (i) on or prior to September 26, 2007, (ii) on October 15, 2008, (iii) on November 17, 2008 that do not vest ratably over three years, or (iv) in exchange for a Cardinal Health Option that was initially granted on or prior to September 26, 2007.

(b) The number of Cardinal Health Common Share Units subject to each award of Cardinal Health Restricted Share Units, other than those described in the last sentence of Section 6.3(a), to a Cardinal Health Participant or a Cardinal Health Director, as the case may be, that is outstanding immediately prior to the Effective Time shall be adjusted as of the Effective Time pursuant to Section 16 of the Cardinal Health LTIP, and shall be subject to substantially the same terms (including the entitlement to any cash dividend equivalents that are accrued but unpaid at the Effective Time and applicable deferral elections), vesting conditions and other restrictions, if any, that were applicable to such Cardinal Health Restricted Share Units immediately prior to the Effective Time. The holder of the adjusted Cardinal Health Restricted Share Units described in this Section 6.3(b) shall not be entitled to receive any shares of CareFusion Common Stock. The number of such adjusted Cardinal Health Restricted Share Units shall be equal to the product (which shall be rounded down to the nearest whole share) of (1) the number of Cardinal Health Restricted Share Units outstanding immediately prior to the Effective Time and (2) a fraction, the numerator of which is the Pre-Distribution Cardinal Health Share Price and the denominator of which is the Post-Distribution Cardinal Health Share Price.

(c) Each award of Cardinal Health Restricted Share Units, other than those described in the last sentence of Section 6.3(a), to a CareFusion Participant or a CareFusion Director, as the case may be, that is outstanding immediately prior to the Effective Time shall be cancelled and replaced with a new award of CareFusion Restricted Share Units. Pursuant to Section 16 of the Cardinal Health LTIP, the new award shall be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to such cancelled Cardinal Health Restricted Share Units immediately prior to the Effective Time. The number of such replacement CareFusion Restricted Share Units shall be equal to the product (which shall be rounded down to the nearest whole share) of (1) the number of cancelled Cardinal Health Restricted Share Units in respect of the cancelled award and (2) a fraction, the numerator of which is the Pre-Distribution Cardinal Health Share Price and the denominator of which is the CareFusion Stock Price. The holder of the replacement CareFusion Restricted Share Units described in this Section 6.3(c) shall not be entitled to receive any additional shares of CareFusion Common Stock with respect to the cancelled Cardinal Health Restricted Share Units, but shall be entitled to cash dividend equivalents on the Cardinal Health Restricted Share Units that are accrued but unpaid at the Effective Time subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to such accrued but unpaid cash dividend equivalents at the Effective Time.

(d) (i) CareFusion shall be solely responsible for the settlement of the CareFusion Restricted Share Units in shares of CareFusion Common Stock, regardless of whether the holder thereof is a CareFusion Participant, a Cardinal Health Participant, a CareFusion Director or a Cardinal Health Director and for ensuring the satisfaction of all applicable Tax withholding requirements on behalf of each CareFusion Participant and for ensuring the collection and remittance of such withholding Taxes to Cardinal Health with respect to each Cardinal Health Participant. Cardinal Health shall be solely responsible for the settlement of the Cardinal Health Restricted Share Units in Cardinal Health Common Shares, regardless of whether the holder thereof is a Cardinal Health Participant, a CareFusion Participant, a Cardinal Health Director or a CareFusion Director and for ensuring the satisfaction of all applicable Tax withholding requirements on behalf of each Cardinal Health Participant and for ensuring the collection and remittance of such withholding Taxes to CareFusion with respect to each CareFusion Participant.

(ii) CareFusion shall be responsible for the settlement of cash dividend equivalents on any Cardinal Health Restricted Share Units or CareFusion Restricted Share Units held by a CareFusion Participant or a CareFusion Director. Prior to the date any such settlement is due, Cardinal Health shall pay CareFusion in cash amounts required to settle (A) any dividend equivalents with respect to Cardinal Health Restricted Share Units and (B) any dividend equivalents accrued prior to the Effective Time with respect to CareFusion Restricted Share Units. Cardinal Health shall be responsible for the settlement of cash dividend equivalents on any Cardinal Health Restricted Share Units or CareFusion Restricted Share Units held by a Cardinal Health Participant or a Cardinal Health Director. Prior to the date any such settlement is due, CareFusion shall pay Cardinal Health in cash amounts required to settle any dividend equivalents accrued following the Effective Time with respect to CareFusion Restricted Share Units.

(iii) Notwithstanding the foregoing provisions of this subsection (b), to the extent a Cardinal Health Restricted Share Unit or CareFusion Restricted Share Unit is deferred under a deferral agreement, payment in respect of such restricted share unit shall be made pursuant to the terms of such agreement and in compliance with Section 409A of the Code, if applicable thereto.

6.4 Treatment of Outstanding Long-Term Cash Bonus Opportunities.

(a) Cardinal Health Long-Term Incentive Cash Program for Fiscal Years 2008-2010 (“FY 2008-2010 Cash Program”). Prior to the Effective Time, Cardinal Health shall amend the applicable Cardinal Health Equity Plans, as necessary, to terminate the FY 2008-2010 Cash Program as of the Effective Time, and upon such termination shall pay out all awards, if any, in accordance with the FY 2008-2010 Cash Program. CareFusion shall have no Liability with respect to any awards due under the FY 2008-2010 Cash Program to Cardinal Health Participants or CareFusion Participants.

(b) Cardinal Health Long-Term Incentive Cash Program for Fiscal Years 2009-2011 (“FY 2009-2011 Cash Program”). Prior to the Effective Time, Cardinal Health shall terminate the FY 2009-2011 Cash Program as of the Effective Time and adjust the performance targets accordingly, and shall pay out all awards, if any, under the FY 2009-2011 Cash Program. CareFusion shall have no Liability with respect to any awards due under the FY 2009-2011 Cash Program.

6.5 Establishment of CareFusion Equity Plans and Amendment of Cardinal Health Equity Plans.

(a) As of or prior to the Effective Time, CareFusion shall adopt one or more plans (the “CareFusion Equity Plans”) to govern the CareFusion Options, CareFusion Restricted Shares and CareFusion Restricted Share Units, and CareFusion shall issue all such incentive awards under such CareFusion Equity Plans. The CareFusion Equity Plans shall have material terms and conditions substantially similar to the Cardinal Health Equity Plans under which the corresponding Cardinal Health awards were governed prior to the Distribution. The CareFusion Equity Plans shall be approved prior to the Effective Time by Cardinal Health as CareFusion’s sole shareholder.

(b) Prior to the Effective Time, Cardinal Health shall amend the Cardinal Health Equity Plans, if required, effective as of the Effective Time to provide that continued service by an Employee of the CareFusion Business or the CareFusion Group with the CareFusion Group after the Effective Time shall be deemed continued service with Cardinal Health under the Cardinal Health Equity Plans and CareFusion shall cause the CareFusion Equity Plans to provide that continued service by an Employee of the Cardinal Health Business or the Cardinal Health Group after the Effective Time with the Cardinal Health Group shall be deemed service under CareFusion incentive awards granted in connection with the Distribution and described in this Article VI.

6.6 Cooperation. Each of the Parties shall establish an appropriate administration system in order to administer, in an orderly manner, (a) exercises of the Post-Distribution Cardinal Health Options, CareFusion Options, Post-Distribution Cardinal Health SARs, and CareFusion SARs, (b) the vesting and forfeiture of the Post-Distribution Cardinal Health Options, Adjusted Cardinal Health Options, Cardinal Health Restricted Shares, CareFusion Options, and CareFusion Restricted Shares, (c) the settlement and forfeiture of the Cardinal Health Restricted Share Units and CareFusion Restricted Share Units, and (d) the withholding requirements with respect to all awards. Each of the Parties shall work together to unify and consolidate all indicative data and payroll and employment information on regular timetables and make certain that each applicable Person’s data and records in respect of such awards are correct and updated on a timely basis. The foregoing shall include employment status and information required for vesting and forfeiture of awards and Tax withholding/remittance, compliance with trading windows and compliance with the requirements of the Exchange Act and other applicable Laws (including foreign Laws).

6.7 Accounting Expenses. Neither Party may modify the terms, or accelerate the vesting, of an incentive award described in this Article VI without the consent of the other Party to the extent that such modification or vesting would result in an expense (including the acceleration of an expense) to the other Party pursuant to generally accepted accounting principles, provided that no consent shall be required if the modification or vesting of the award arises from a change in control of the Party, as such term or a similar term is defined under the terms of the applicable equity compensation plan.

6.8 Securities Registration. The Parties mutually agree to use commercially reasonable efforts to maintain effective registration statements with the SEC and any other foreign securities regulator with respect to the long-term incentive awards described in this Article VI, to the extent any such registration statement is required by applicable Law or in order for the stock represented by such awards to be lawfully issued and freely transferable by the holder upon vesting or settlement.

6.9 Conformity with Foreign Laws. Notwithstanding anything to the contrary in this Article VI, to the extent any of the provisions hereof (or any incentive award described in this Article VI) do not conform with applicable foreign Laws (including provisions for the collection of withholding Taxes), such provisions shall be modified to the extent necessary to conform with such foreign Laws, in such manner as is equitable and to preserve the intent hereof, as determined by the Parties in good faith.

ARTICLE VII

ADDITIONAL COMPENSATION MATTERS; SEVERANCE

7.1 Annual Cash Incentive Awards. As of July 1, 2009, CareFusion Group Employees ceased participating in the Cardinal Health Management Incentive Plan and any other Cardinal Health annual bonus plan or policy (“Cardinal Health Annual Bonus Plans”). Cardinal Health shall retain responsibility under the Cardinal Health Annual Bonus Plans to (i) fund all obligations relating to any unpaid annual cash incentive awards that any CareFusion Group Employee is eligible to receive with respect to the period ending on June 30, 2009 and (ii) as soon as administratively feasible following determination of the aggregate bonus amounts for such year, make a lump sum payment to CareFusion equal to the aggregate bonus amounts allocated to the eligible CareFusion Group Employees, and CareFusion shall as soon as practicable following the receipt of such lump sum payment (x) allocate such aggregate bonus amounts among the eligible CareFusion Group Employees and (y) pay each eligible CareFusion Group Employee his or her bonus amount. As of July 1, 2009, CareFusion has established annual bonus plans or policies (“CareFusion Annual Bonus Plans”) to provide annual incentive bonuses for periods beginning on or after July 1, 2009. CareFusion shall be solely responsible for funding, paying and discharging all obligations relating to any annual cash incentive awards that any CareFusion Group Employee is eligible to receive under the CareFusion Annual Bonus Plans with respect to periods beginning on or after July 1, 2009 and Cardinal Health shall have no obligations with respect thereto.

7.2 Deferred Compensation.

(a) Establishment of CareFusion DC Plan. As of the Effective Time, CareFusion Participants in the Cardinal Health Deferred Compensation Plan (“Cardinal Health DC Plan”) shall cease to be permitted to defer additional amounts and shall not accrue additional benefits under the Cardinal Health DC Plan. As of the Effective Time, CareFusion shall establish a deferred compensation plan that is substantially similar to the Cardinal Health DC Plan (“CareFusion DC Plan”), and all Liabilities of the portion of the Cardinal Health DC Plan associated with the outstanding vested and unvested deferred compensation account balances of the CareFusion Participants determined as of the Effective Time shall be transferred to and assumed by CareFusion and the CareFusion DC Plan. In connection with the foregoing transfer and assumption of the Cardinal Health DC Plan Liabilities, Cardinal Health shall, as soon as reasonably practicable but no later than thirty (30) days following the Effective Time, transfer Assets (including gains and losses accrued from the Effective Time to the date of transfer) in an amount sufficient to cover such Liabilities as of the Effective Time to a grantor trust established by CareFusion as of the Effective Time that is substantially similar to the grantor trust established by Cardinal Health for purposes of funding the benefit obligations under the Cardinal Health DC Plan (the benefits and burdens associated with such Assets being treated as having been transferred to the CareFusion grantor trust as of the Effective Time). The Parties agree and acknowledge that any portion of the vested and unvested deferred compensation account balances of CareFusion Participants under the Cardinal Health DC Plan that is deemed invested in Cardinal Health Common Shares shall be converted to cash that is credited to the money market fund under the grantor trust for the Cardinal Health DC Plan as of the Effective Time, such cash amount to include the fair market value of the distribution of CareFusion Common Stock allocable to such deemed Cardinal Health Common Shares. The Parties agree that for purposes of the Cardinal Health DC Plan the employment of a CareFusion Participant shall not be considered to have terminated as a result of the Distribution, and such employment shall only be considered to terminate for purposes of the CareFusion DC Plan when the employment of such CareFusion Participant with the CareFusion Group terminates in accordance with the terms of the CareFusion DC Plan and applicable Laws.

(b) Continuing Elections. To the extent required by Law, CareFusion shall automatically implement the same elections made by CareFusion Participants with respect to the then-current plan year and the outstanding deferred compensation account balances retained or assumed by CareFusion in accordance with this Section 7.2 that were controlling under the terms of the corresponding Cardinal Health DC Plan as of the Effective Time until new elections are permitted or required in accordance with the terms of the CareFusion DC Plan and applicable Law.

7.3 Assumption of Severance Liabilities; Restrictive Covenants.

(a) Severance Liabilities.

(i) Employees of Cardinal Health and its affiliates, Cardinal Health Group Employees and CareFusion Group Employees who are terminated in connection with the Distribution prior to, on, or, within eighteen (18) months following the Effective Time shall be entitled to receive severance benefits that are no less favorable than the enhanced “Project Green” severance benefits provided under the terms of the Cardinal Health Severance Benefits Program in effect as of the termination of employment or, if earlier, the Effective Time (the “Cardinal Health Severance Benefits Program”); provided, however, that such enhanced severance benefits shall not result in the duplication of benefits.

(ii) For the period commencing on July 1, 2009 and ending on the date that CareFusion is no longer required, under this Agreement, to provide benefits under or by reference to the Cardinal Health Severance Benefits Program, CareFusion has and shall continue to administer severance benefits and follow claims procedures in accordance with the Cardinal Health Severance Benefits Program as in effect at the applicable separation from service or claim or, if earlier, the Effective Time.

(b) Severance Agreements. Unless agreed otherwise by the applicable Chief Human Resources Officer and the “Separated Employee” (as defined below), in the event of any payment of severance benefits to a Cardinal Health Group Employee or to a CareFusion Group Employee within twenty-four (24) months following the Effective Time (for purposes of this Section 7.3(b), a “Separated Employee”), Cardinal Health, CareFusion, or any of their applicable Affiliates (for purposes of this Section 7.3(b), the “Employer”), as applicable, shall include in any severance agreement covering such Separated Employee the following provisions (such provisions in favor of Cardinal Health are included in the Confidential Severance Agreement and Release attached as Exhibit A hereto): (i) a release of existing claims, whether known or unknown (and, for residents of California, including a waiver of rights relating thereto), against Cardinal Health, CareFusion, their respective Affiliates and any of their predecessors, successors or assigns (for purposes of this Section 7.3(b), the “Released Parties”) and their officers, directors, employees and other representatives; (ii) an agreement to cooperate with and assist the Released Parties and their respective representatives and attorneys with respect to any matters, as requested, in which the Separated Employee has been involved or has relevant information, including promptly to inform Cardinal Health or CareFusion, as applicable, if the Separated Employee is contacted by any person or entity regarding any matters involving employment by Cardinal Health, CareFusion, or any of their Affiliates, as applicable; (iii) an agreement never to take, use, disclose, alter, or copy property or confidential information pertaining to any of the Released Parties, and moreover, to keep confidential the terms of the severance agreement; (iv) a non-solicitation of employees and customers covenant that shall provide that, without the applicable Employer’s written consent, the Separated Employee shall not for a period of twelve (12) months following termination of employment, directly or indirectly (A) solicit, recruit, induce or otherwise encourage any Employee, contractor or other service provider of the Employer, with whom the Separated Employee had material contact or about whom the Separated Employee obtained confidential information within the two (2) years prior to the Separated Employee’s termination, to engage in any Competitive Business or to end the service provider’s employment or business relationship with the applicable Employer, or (B) solicit for any “Competitive Business” (as defined below) any present or prospective customer, vendor or supplier of the Employer with which the Separated Employee had solicited, maintained a business relationship, or about which the Separated Employee obtained confidential information on behalf of an Employer within the two (2) years prior to the Separated Employee’s termination by the applicable Employer. For purposes of this Section 7.3(b), a “Competitive Business” is any business that competes with the applicable Employer by selling or distributing in the same retail, institutional or wholesale markets healthcare products and/or services offered by the business segment(s) in which the Separated Employee worked within the three (3) years prior to the Separated Employee’s termination by an Employer.

(c) Non-Solicitation of Employees. Without the express written agreement of both the Chief Human Resources Officer of Cardinal Health and the Chief Human Resources Officer of CareFusion:

(i) Cardinal Health agrees not to (and to cause the other members of the Cardinal Health Group not to) solicit, recruit or hire, directly or indirectly (including by contracting with or through an independent contractor, consultant or other third party) any Employee of, or individual providing exclusive consulting services to, CareFusion or any other member of the CareFusion Group during the twelve (12) month period following the Effective Time;

(ii) CareFusion agrees not to (and to cause the other members of the CareFusion Group not to) solicit, recruit or hire, directly or indirectly (including by contracting with or through an independent, contractor, consultant or other third party) any Employee of, or individual providing exclusive consulting services to, Cardinal Health or any other member of the Cardinal Health Group during twelve (12) month period following the Effective Time; and

(iii) The foregoing prohibitions on solicitation and recruitment do not restrict a Party’s general recruitment and hiring efforts carried out through a public or general solicitation that is not targeted at an individual or Employees of the other Party.

7.4 Code Section 162(m). Notwithstanding anything in this Agreement to the contrary, the Parties agree to negotiate in good faith regarding any alternative treatment of any outstanding long-term incentive award, annual incentive award or other compensation to which any Cardinal Health Participant or CareFusion Participant who is a “covered employee” of the Cardinal Health Group or the CareFusion Group (within the meaning of Section 162(m) of the Code), respectively, may be entitled to ensure that the payment of such long-term incentive award, annual incentive award or other compensation is deductible by the Party responsible for the payment thereof or otherwise entitled to the deduction related thereto.

7.5 Code Section 409A. Notwithstanding anything to the contrary herein, if any of the provisions of this Agreement would result in imposition of taxes and/or penalties under Section 409A of the Code, Cardinal Health and CareFusion shall cooperate in good faith to modify the applicable provision in order to comply with the provisions of Section 409A of the Code, other applicable provisions of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions.

7.6 Reservation of Rights. The Parties hereby acknowledge that, except for the obligations described in this Article VII, nothing in this Article VII shall be construed to require either Cardinal Health or CareFusion (and their respective Affiliates) to continue any cash incentive awards program, deferred compensation plan, or severance plan after the Effective Time. The Parties agree that each of Cardinal Health and CareFusion reserves the right, in its sole discretion, to amend or terminate any cash incentive awards program, deferred compensation plan, or severance plan maintained by the Cardinal Health Group or the CareFusion Group, respectively, at any time after the Effective Time to the extent permitted under the terms of the applicable cash incentive awards program, deferred compensation plan, or severance plan and applicable Law.

ARTICLE VIII

GENERAL AND ADMINISTRATIVE

8.1 Non-Termination of Employment; No Third-Party Beneficiaries. Except as expressly provided for in this Agreement or the Separation Agreement, no provision of this Agreement, the Separation Agreement or the Transition Services Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Cardinal Health Group Employee or CareFusion Group Employee or any former, present or future Employee of Cardinal Health or any of its Affiliates or CareFusion or any of its Affiliates under any Cardinal Health Benefit Plan or CareFusion Benefit Plan or otherwise, nor shall any such provision be construed as an amendment to any employee benefit plan or other employee compensatory or benefit arrangement. Furthermore, nothing in this Agreement is intended to confer upon any Employee or former Employee of Cardinal Health or its Affiliates or CareFusion or its Affiliates any right to continued employment, any recall or similar rights to an Employee on layoff or any type of approved leave, or to change the employment status of any Employee from “at will.”

8.2 Beneficiary Designation/Release of Information/Right To Reimbursement. To the extent permitted by applicable Law and except as otherwise provided for in this Agreement, all beneficiary designations, authorizations for the release of Information and rights to reimbursement made by or relating to CareFusion Participants under Cardinal Health Benefit Plans shall be transferred to and be in full force and effect under the corresponding CareFusion Benefit Plans until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant CareFusion Participant.

8.3 Not a Change In Control. The Parties acknowledge and agree that the transactions contemplated by the Separation Agreement and this Agreement do not constitute a “change in control” for purposes of any Cardinal Health Benefit Plan or CareFusion Benefit Plan.

ARTICLE IX

MISCELLANEOUS

9.1 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained therein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

9.2 Affiliates. Each of Cardinal Health and CareFusion shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by each of their respective Affiliates.

9.3 Corporate Power. Cardinal Health represents on behalf of itself and on behalf of other members of the Cardinal Health Group, and CareFusion represents on behalf of itself and on behalf of other members of the CareFusion Group, as follows:

(a) each such Person has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and thereby; and

(b) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

9.4 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of Laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York.

9.5 Survival of Covenants. Except as expressly set forth in any other Transaction Document, the covenants and other agreements contained in this Agreement, and Liability for the breach of any obligations contained herein or therein, shall survive each of the Reorganization (as defined in the Separation Agreement) and the Distribution and shall remain in full force and effect.

9.6 Force Majeure. No Party (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (i) notify the other Parties of the nature and extent of any such Force Majeure condition and (ii) use due diligence to remove any such causes and resume performance under this Agreement as soon as feasible.

9.7 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.7):

If to Cardinal Health, to:

Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
Attention:	General Counsel
Facsimile:	(614) 652-5051

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:	Howard Chatzinoff
Matthew Gilroy
Facsimile:	(212) 310-8007

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	David Katz
David Lam
Facsimile:	(212) 403-2000

if to CareFusion:

CareFusion Corporation
3750 Torrey View Court
San Diego, California 92130
Attention:	Executive Vice President and General Counsel
Facsimile:	(858) 617-2300

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:	Howard Chatzinoff Matthew Gilroy
Facsimile:	(212) 310-8007

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	David Katz David Lam
Facsimile:	(212) 403-2000

9.8 Termination. Notwithstanding any provision to the contrary, this Agreement may be terminated and the Distribution abandoned at any time prior to the Effective Time by and in the sole discretion of Cardinal Health without the prior approval of any Person, including CareFusion. In the event of such termination, this Agreement shall become void and no Party, or any of its officers and directors shall have any liability to any Person by reason of this Agreement. After the Effective Time, this Agreement may not be terminated except by an agreement in writing signed by each of the Parties.

9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

9.10 Entire Agreement. Except as otherwise expressly provided in this Agreement, this Agreement (including the Schedules hereto) and the applicable provisions of the Separation Agreement together constitute the entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parties with respect to the subject matter of this Agreement.

9.11 Indemnification; Dispute Resolutions. Article V of the Separation Agreement governs the Parties’ indemnification rights and obligations and Article VII of the Separation Agreement governs the resolution of any dispute between the Parties.

9.12 Assignment; No Third-Party Beneficiaries. This Agreement shall not be assigned by any Party without the prior written consent of the other Parties, except that Cardinal Health may assign (i) any or all of its rights and obligations under this Agreement to any of its Affiliates and (ii) any or all of its rights and obligations under this Agreement in connection with a sale or disposition of any assets or entities or lines of business of Cardinal Health; provided, however, that, in each case, no such assignment shall release Cardinal Health from any liability or obligation under this Agreement nor change any of the steps in the Plan of Reorganization (as defined in the Separation Agreement). Except as provided in Article V of the Separation Agreement with respect to Indemnified Parties (as defined in the Separation Agreement), this Agreement is for the sole benefit of the Parties and members of their respective Group (as defined in the Separation Agreement) and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.13 Public Announcements. From and after the Effective Time, Cardinal Health and CareFusion shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

9.14 Specific Performance. Subject to the provisions of Article VII of the Separation Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties.

9.15 Amendment. No provision of this Agreement may be amended or modified except by a written instrument signed by all the Parties. No waiver by any Party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the Party so waiving. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

9.16 Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified, (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto, (iv) references to “$” shall mean U.S. dollars, (v) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified, (vi) the word “or” shall not be exclusive, (vii) references to “written” or “in writing” include in electronic form, (viii) unless the context requires otherwise, references to “Party” shall mean Cardinal Health or CareFusion, as appropriate, and references to “Parties” shall mean Cardinal Health and CareFusion, (ix) provisions shall apply, when appropriate, to successive events and transactions, (x) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (xi) Cardinal Health and CareFusion have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement, and (xii) a reference to any Person includes such Person’s successors and permitted assigns.

9.17 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

CARDINAL HEALTH, INC.

By:	/s/ Stephen T. Falk
Name:	Stephen T. Falk
Title:	Executive Vice President and General Counsel

CAREFUSION CORPORATION

By:	/s/ David L. Schlotterbeck
Name:	David L. Schlotterbeck
Title:	Chairman and Chief Executive Officer